FILED
                                                          01 FEB PM 3: 10
                                                          SECRETARY OF STATE
                                                        TALLAHASSEE, FLORIDA


                               ARTICLES OF MERGER


                            MIAMI DADE VENTURES, INC.
                             (a Florida corporation)

                            MIAMI DADE VENTURES, INC.
                             (a Nevada corporation)

The undersigned parent-subsidiary corporations, desiring to merge a Florida parent corporation, Miami Dade Ventures, Inc., as the merging corporation, with and into its wholly-owned Nevada subsidiary corporation, Miami Dade Ventures, Inc., as the surviving corporation, for the purpose of redomesticating the Florida corporation in Nevada, hereby sign, seal, and present for filing these Articles of Merger as required by the corporate laws of Nevada and Florida, as follows:

         1. The names of the constituent corporations are:
          Merging Corporation:
               Miami Dade Ventures,Inc., a Florida corporation, which is the parent of Miami Dade Ventures, Inc., the Nevada corporation which is the surviving corporation of this merger
          Surviving Corporation:
               Miami Dade Ventures, Inc., a Nevada corporation,which is the wholly-owned subsidiary of Miami Dade Ventures, Inc., the Florida corporation

         2. The address of both corporations is:

                    550 Vittorio Avenue
                    Coral Gables, Florida 33146

         3. This merger is permitted under the laws of the States of Florida and Nevada. Miami Dade Ventures, Inc. (Florida) and Miami Dade Ventures, Inc. (Nevada) have complied with the applicable provisions of the laws of the States of Florida and Nevada.

         4. The Plan and Agreement of merger was adopted by the respective Boards of Directors; approval of the stockholders was not required under the respective corporate laws. It was adopted on 01-19-01.

         5. The shares of the Florida corporation shall be canceled. The holders of such shares shall receive one share of the Nevada corporation for each share of the Florida corporation held immediately prior to the merger.

         6. The Articles of Incorporation of the two corporations will not

ARTICLES OF MERGER
Miami Dade Ventures, Inc. (Nevada)
and Miami Dade Ventures, Inc. (Florida)
PAGE 2

be amended in conjunction with the merger.

         7. The merger shall be effective upon the filing of these Articles of Merger in the state of Nevada.

         8. The surviving corporation agrees that it may be served with process in the State of Florida in any proceeding for enforcement of any obligation of the merging corporation, or of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholders in any appraisal proceedings. The surviving corporation irrevocably appoints the Secretary of State of Florida as its agent to accept service of process and to send it to:

                  550 Vittorio Avenue
                  Coral Gables, Florida 33146

7. A copy of the Plan of Merger is on file at the offices of the surviving corporation. A copy will be furnished by the surviving corporation, without cost, to any stockholder of a constituent corporation, upon request.

IN WITNESS WHEREOF, the constituent corporations have executed these Articles of Merger this 22nd day of January, 2001.

                                        MIAMI DADE VENTURES, INC.
                                                     (Nevada)
ATTEST:


                                        By: /s/ Manuel Igleseias
                                           -----------------
                                        Manuel Igleseias, President

/s/ Illegible
-----------------------


                                        MIAMI DADE VENTURES, INC
                                        (Florida)

ATTEST:


                                        By: /s/ Manuel Igleseias
                                           -----------------
                                        Manuel Igleseias, President
/s/ Illegible
-----------------------

ARTICLES OF MERGER
Miami Dade Ventures, Inc. (Nevada)
and Miami Dade ventures, Inc. (Florida)
PAGE 3


                                 ACKNOWLEDGEMENT

STATE OF FLORIDA    :
                         :ss.
COUNTY OF DADE      :



         Personally appeared before me, a notary public in and for said county and State, Manuel Iglesias and E. Terry Jaramillo, known to me or duly proved to me, who stated that they were the President and Secretary, respectively, of Miami Dade ventures, Inc., a Nevada corporation and they acknowledged that they had executed the foregoing Articles of Merger on behalf of Miami Dade Ventures, Inc. for the purposes stated therein.

                                             /s/ Alina C. Mendez
                                             -------------------


Alina C. Mendez
Notary Public - State of Florida
My Commission Expires: Mar 27, 2001


                                 ACKNOWLEDGEMENT

STATE OF FLORIDA    :
                         :ss.
COUNTY OF DADE      :


         Personally appeared before me, a notary public in and for said County and State, Manuel Iglesias and E. Terry Jaramillo known to me or duly proved to me, who stated that they were the President and Secretary, respectively, of Miami Dade Ventures, Inc., a Florida corporation and they acknowledged that they had executed the foregoing Articles of Merger on behalf of Miami Dade Ventures, Inc. for the purposes stated therein.

                                             /s/ Alina C. Mendez
                                             -------------------


Alina C. Mendez
Notary Public - State of Florida
My Commission Expires: Mar 27, 2001